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                                                                   EXHIBIT 10.12


                                 REAL ESTATE LEASE


     THIS LEASE ("Lease") is made by and between MSE REALTY, LLC, an Indiana, limited liability company ("Lessor"), and MSE CORPORATION, an Indiana corporation, ("Lessee"), as of the 2nd day of July, 1997.


                                   ARTICLE 1
                                LEASED PREMISES

     The Lessor hereby leases to the Lessee and the Lessee hereby leases from the Lessor, certain real estate, together with all improvements thereon, located in the City of Indianapolis, Marion County, Indiana, and more particularly described in Exhibit "A" attached hereto and made a part hereof; consisting of Tract I having a common street address of 941 N. Meridian Street and consisting of four buildings of approximately 99,416 rentable square feet and a surface parking area of approximately .988 acres, more or less, and Tract II having a common street address of 930-946 N. Meridian Street and consisting of one building of approximately 14,868 rentable square feet and two surface parking areas on the north and south. The real estate shall include all buildings, structures, and other improvements located or erected thereon either permanently installed, or which belong to or are used in connection with the real estate, wherever located, including all fixtures of whatsoever kind or nature attached thereto together with all tenements, hereditaments, rights, privileges, interests, easements, and other appurtenances belonging or otherwise related or appertaining to the real estate or improvements thereto, any and all tangible personal property and equipment of every kind and nature owned by Lessor and installed, located or situated in, on or about the real estate or improvements, or used in connection with the operation or maintenance of the real estate or the improvements. The foregoing real estate, improvements, fixtures, appurtenances and personal property shall be referred to herein as the "Leased Premises."

                                   ARTICLE 2
                                     TERM

     The term of this Lease shall be for an initial period of approximately five
(5) years commencing on July 2, 1997, and continuing until midnight, June 30, 2002, unless earlier terminated as provided for herein. If Lessee is not in default of any of the terms and conditions of this Lease beyond any applicable notice and cure period, then Lessee may elect to extend this Lease for two (2) additional terms of five (5) years each, subject to the adjustment of the rent due hereunder as provided for in Article 3 below, and written notice of Lessee's election delivered to Lessor not less than six (6) months prior to the expiration of the current term.

                                   ARTICLE 3
                                     RENT
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     Section 3.01  Base Rent. Lessee shall pay the sum of One Hundred Eleven
                   ---------
Thousand One Hundred Eighty Dollars ($111,180.00) per month, except as may be abated pursuant to specific provisions of this Lease, without setoff or deduction, as rent for the Leased Premises without relief from valuation or appraisement laws to the Lessor at the address specified in Article 1 8. Such monthly rental payments to be paid in advance commencing on the first day of August, 1997, and continuing on the first day of each calendar month thereafter for the term of this Lease. To the extent that this Lease commences on a day other than the first of day of a calendar month or any portion of the term of this Lease is for less than a full calendar month, the rent for such partial month(s) shall be prorated accordingly and shall be paid upon the commencement of this Lease or upon the first day of the partial month upon expiration or termination of this Lease. Any and all other sums due and payable hereunder by the Lessee, whether designated as rent or additional rent, shall at all times be considered as rent hereunder.

     Section 3.02  Adjustment in Base Rent. In the event that Lessee elects to
                   -----------------------
extend the term of this Lease as provided under Article 2 above, the Base Rent due hereunder shall be adjusted and changed by the increase, if any, in the Consumer Price Index for all Urban Consumers, U.S. City average, all items, (1982-1984 = 100) as issued by the Department of Labor, Bureau of Labor Statistics (the "CPI") as follows:

     (a) The average CPI for the twelve calendar months of 1997, (the "Base CPI") shall be compared to the CPI for the month of January immediately preceding the commencement date of the renewal term (the "Adjustment CPI"). If the Adjustment CPI has increased over the Base CPI, Lessor shall determine the percentage increase in the CPI as being the equal to the fraction, the numerator of which is the Adjustment CPI minus the Base CPI, and the denominator of which is the Base CPI.

     (b) The current annual Base Rent for the current term shall be multiplied by the percentage increase in the CPI to determine the increase in the Base Rent for the renewal term.

     (c) The amount of the increase in the annual Base Rent shall be added to the annual Base Rent in effect in the expiring term and this new amount shall be the new Base Rent for the renewal term, payable in monthly installments pursuant to the terms and conditions of this Lease.

In no event shall the annual Base Rent during any renewal term of this Lease be less than the annual Base Rent payable during the immediately preceding term. If the CPI is discontinued or revised, the parties shall agree on a reliable governmental or financial authority which evaluates the purchasing power of the consumer dollar to replace it in order to obtain substantially the same result as would be obtained if the CPI had not been discontinued or revised.

     Section 3.03  Additional Rent. The actual "Operating Expenses" (as defined
                   ---------------
below) incurred or accrued for the Leased Premises for calendar year 1997 shall be the Base Year

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Operating Expenses. Lessee shall pay to Lessor any increase in the Operating
Expenses above the Base Year Operating Expenses incurred in subsequent calendar years of the term as additional Rent. Lessor will notify Lessee of any increase in actual Operating Expenses above the Base Year Operating Expenses, together with a detailed written explanation of the increase, after the conclusion of the calendar year in which such Operating Expenses were incurred. Within thirty (30) days after receipt of such notice, Lessee will pay the increased amount to Lessor, subject to Lessee's right of audit set forth below. If Lessor projects Operating Expenses for any coming calendar year after 1997 to be in excess of the Base Year Operating Expenses, Lessor may notify Lessee of its projections, with a detailed explanation of the increase, and Lessee will pay the estimated projected excess in advance in equal monthly installments. If Lessor exercises its right to project estimated Operating Expense increases over the Base Year Operating Expenses and collect for such projected increases over the calendar year in which the expenses are incurred, Lessor shall provide Lessee with a detailed written statement of the actual Operating Expenses paid for such year, within sixty (60) days of the end of the such year. Any overpayment by Lessee based on the projections will be credited to Lessee's account for the coming year or if paid during the last year of the Lease term, refunded upon termination of this Lease. Lessee shall have the right to conduct an audit of Operating Expenses pertaining to a particular calendar year at any time until the 90th day following Lessee's receipt of a written statement from Landlord setting forth the actual Operating Expenses incurred or paid for such calendar year. Lessee shall give Lessor ten (10) days prior written notice to conduct an audit of the Operating Expenses. If the results of such audit show that the Lessee's charges have been overstated, Lessor shall refund immediately any balance due Lessee and, if the audit determines that the amount charged to Lessee was overstated by three percent (3%) or more, Lessor shall reimburse Lessee for the cost of the audit. If the term hereunder does not terminate on the last day of a calendar year, the Operating Expenses shall be pro rated based upon Lessee's occupancy during the final calendar year on a per diem basis. It is acknowledged and agreed that if Lessee files a timely objection to any excess in Operating Expenses as a result of an audit, Lessee shall not be in default hereunder for failure to pay such excess.

     (a) "Operating Expenses" shall mean all reasonable and customary expenses, costs, and amounts of every kind and nature which Lessor pays or incurs in any calendar year in connection with the ownership, management, repair, maintenance and operation of the Leased Premises, including, but not limited to, all utility costs, professional services, tools and supplies, insurance, janitorial services, rubbish and trash removal, snow removal, Real Estate Taxes (as defined below), and all other costs and expenses incurred or paid by Lessor in connection with the Leased Premises provided such costs are of type typically incurred or paid in the ownership, management, repair, maintenance and operation of similar office building located in the downtown Indianapolis area. Operating Expenses shall specifically exclude those items which Lessee pays for itself or which Lessee reimburses Lessor for under the terms of this Lease and shall also exclude:

          (i)   any ground lease rental and payments on any financing;

          (ii)  depreciation, amortization and other non-cash expenditures;

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          (iii) costs incurred for repairs or other items to the extent Lessor is reimbursed by insurance proceeds or third parties;

          (iv)  costs of capital improvements and repairs;

          (v) the cost of any service performed by an affiliate of Lessor or a manager of the Leased Premises to the extent such cost is in excess of the cost that would be paid to an unaffiliated, third party provider of similar service;

          (vi) the cost of any management fee or administrative fee or Lessor's overhead;

          (vii) any costs, including, without limitation, fines and penalties, incurred by Lessor due to the violation or alleged violation of the Leased Premises caused solely by the acts or omissions of the Lessor of any law or regulation and any cost to bring the Leased Premises into compliance with any law or regulations following such a violation or alleged violation.

     (b) "Real Estate Taxes" shall mean all ad valorem real property taxes and currently due installments of assessments levied upon or with respect to the Leased Premises, including all land and improvements, and all taxes, levies and charges which may levied or imposed by any governmental authority in replacement of, in lieu of, or in addition to ad valorem real property taxes, in whole or in part, including, but not limited to a state or local option tax designed for property tax relief purposes, or a license or franchise fee measured by rents received for the Leased Premises, or otherwise measured or based upon Lessor's interest in the Leased Premises. It does not include any federal or state income tax.

                                   ARTICLE 4
                               SECURITY DEPOSIT

     Upon any assignment of this Lease, Lessor specifically reserves the right to require Lessee to pay to Lessor the sum of One Hundred Eleven Thousand One Hundred Eighty Dollars ($111,180.00) ("Security Deposit") as security for the performance of such assignee's obligations as Lessee under this Lease, including, but not limited to, the payment of rent and all other sums due hereunder and the procurement and maintenance of insurance. In the event of a default by the assignee, Lessor may apply all or such part of the Security Deposit as may be necessary to cure the default and immediately upon demand assignee shall redeposit with Lessor an amount equal to the sum applied to cure the default. It is understood, acknowledged and agreed that the full security deposit shall be on hand and on deposit with Lessor during the term of this Lease. Lessor shall hold the deposit for the benefit of assignee but shall not be required to segregate it from Lessor's other funds or to pay interest on it. Upon the termination of the Lease (provided that assignee is not in default and is in full compliance with all of the terms and conditions of the Lease), Lessor shall refund to assignee any balance of the Security Deposit remaining after application of any funds necessary to meet assignee's obligations hereunder upon termination or expiration of this Lease. In the event of a sale, lease or other transfer of Lessor's interest in the Leased Premises, Lessor shall have to the right to transfer the Security Deposit to its purchaser, lessee, transferee or successor in interest. Lessee agrees to look solely

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to the new lessor hereunder for the return of the Security Deposit following such transfer and agrees that the provisions of this Article 4 shall apply to every transfer or assignment made of the Security Deposit to new lessor.

                                   ARTICLE 5
                             SERVICES AND REPAIRS

     Section 5.01  Services. If Lessee is not in Default hereunder and subject
                   --------
to the provisions elsewhere contained in this Lease, Lessor shall furnish to the Leased Premises, as reasonably required, all utilities (including heat and air conditioning from 8:00 a.m to 6:00 p.m. on Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturday and all generally recognized business days, except New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day), and such other services as are customarily provided to tenants occupying similar office buildings in the downtown Indianapolis area. Lessor shall provide cleaning and janitorial service, including the supplying and installing of paper towels, toilet tissue and soap in the restroom facilities. Lessor shall not provide carpet cleaning services other than routine vacuuming. Washing of windows will be at intervals reasonably established by the Lessor, Lessor will replace all lamps, bulbs, starter and ballasts in the Leased Premises and in the outdoor lighting fixtures using standard office lighting supplies and equipment as required from time to time as a result of normal usage.

Lessor will maintain the current landscaping and will remove rubbish and snow from all parking, pedestrian and loading areas located on the Leased Premises. Lessee shall have the right to request any other utilities or services in addition to those set forth above or any of the above utilities or building services in frequency, scope, quality or quantity substantially greater than those which Lessor determines are normally required for general office uses, and in such event Lessor shall use reasonable efforts to attempt to furnish the Lessee with such additional utilities or services. The costs for these additional utilities and services shall be passed through to Lessee as Operating Expenses. Lessor shall have no liability to Lessee, including, without limitation, liability for consequential damages arising out of, resulting from or related to any such interruption of utility services or other services beyond Lessor's reasonable control; however, the rent shall be abated in an equitable amount based upon the portion of the Leased Premises that are untenantable or which are not usable or used by Lessee for a period of three (3) business days or more due to the interruption of any utilities or services.

     Section 5.02  Lessor's Reserved Rights. Lessor reserves the right to
                   ------------------------
suspend service of the heating, plumbing, electrical, air conditioning or other mechanical systems when necessary by reason of governmental regulations, civil commotion or riot, accident or emergency, or for repairs, alterations or improvements which are in the reasonable judgment of Lessor desirable or necessary, or for any other reasons beyond the power or control of Lessor (including, without limitation, the unavailability of fuel or energy or compliance by Lessor with any applicable laws, rules or regulations relating thereto), without liability in damages therefor. The exercise of such right by Lessor shall not constitute an actual or constructive eviction in whole or in part, or

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entitle Lessee to any abatement or diminution of rent (except as otherwise provided in this Lease), or relieve Lessee from any of Lessee's obligations under this Lease, or impose any liability upon Lessor or its agents by reason of inconvenience or annoyance to Lessee or injury to or interruption of Lessee's business or otherwise. Lessor will use reasonable efforts to minimize disruption to Lessee's business resulting from the suspension of utilities or other services for purposes of making repairs, alterations or improvements.

     Section 5.03  Repairs. Lessor shall at all times during the term keep the
                   -------
Leased Premises in good condition and repair, except for (i) improvements to the Leased Premises made by Lessee after the date of this Lease ("Lessee Improvements"), and (ii) damage caused by Lessee, its employees, licensees, agents, contractors or invitees after the date of this Lease in excess of ordinary wear and tear and not covered by Lessor's or Lessee's insurance. Lessee shall, at Lessee's sole cost and expense, repair and maintain all Lessee Improvements in good order, condition and repair, ordinary wear and tear excepted, and shall be responsible to Lessor and reimburse Lessor for all damages to the Leased Premises caused by Lessee, its employees, licensees, agents, contractors or invitees in excess of ordinary wear and tear and not covered by or in excess of the proceeds from Lessor's or Lessee's insurance.

                                   ARTICLE 6
                            PERSONAL PROPERTY TAXES

     Lessee shall be responsible for and shall pay for any and all personal property or other taxes or assessments that may from time to time be assessed or charged against the equipment, trade fixtures or other personal property belonging to Lessee located on or used in connection with the Leased Premises.

                                   ARTICLE 7
             INSURANCE, INDEMNIFICATION AND WAIVER OF SUBROGATION

     Section 7.01  Waiver, Indemnity and Insurance. With respect to the
                   -------------------------------
Lessee's obligations under this section of the Lease, it is understood and agreed that the Lessee's obligations shall relate solely to occurrences and events occurring on or after the date of this Lease.

     (a) Lessor, its officers, members, agents and employees shall have no liability to Lessee for any injury or damages to Lessee, its officers, agents, employees, licensees, contractors or invitees or to any property of Lessee, or such other third parties, regardless of the cause, excluding Lessor's negligence or willful acts or omissions. Except as herein provided in this Lease, Lessee hereby waives all claims for recovery from and releases Lessor, its officers, members, agents and employees, from any loss or damage to the property of Lessee. No such occurrence shall be deemed to be an actual or constructive eviction from the Leased Premises.

     (b) Lessor shall not be liable for damage to any person or property, including consequential damages arising therefrom, due to any condition of the Leased Premises caused

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by the Lessee or by reason of the occurrence of any accident in or about the
Leased Premises or due to any act or neglect of the Lessee, or any other occupant of the Leased Premises or of any other person.

     (c) Lessee shall indemnify and hold harmless Lessor, and its agents and employees from and against any and all liability, damages, expenses, fees, penalties, actions, causes of action, suits, costs, claims and judgments, including reasonable attorneys' fees, arising from injury to any persons or property in or about the Leased Premises from any cause whatsoever, other than Lessor's negligence or willful acts or omissions.

     (d) Lessee shall procure and maintain during the term commercial general liability and property damage insurance, written by an insurance company reasonably acceptable to Lessor, insuring Lessee against any and all losses, claims, demands or actions or injury to or death of any one or more persons and for damages to property arising from Lessee's use of and its conduct and operation of its business on the Leased Premises with contractual liability endorsements to a combined single limit of not less than One Million Dollars ($1,000,000). Lessor and any mortgagee of the Leased Premises identified by Lessor to Lessee shall be named as additional insureds on Lessee's liability insurance policies. If Lessee fails to procure such insurance, Lessor may, at its option, procure the same for Lessee, and the cost thereof shall be paid to Lessor by Lessee as Additional Rent as billed.

     (e) Lessee shall procure and maintain during the term fire and extended coverage insurance on the Leased Premises, written by an insurance company and for such amounts as shall be reasonably acceptable to Lessor, insuring Lessee, and with loss payee endorsements, Lessor and any mortgagees of Lessor identified to Lessee against any loss or damage from fire, windstorm, tornado, hail, water damage, lightning, vandalism, malicious mischief, earthquake and against loss or damage by such further and additional risks as now are or hereafter may be embraced by the standard "all risk forms" or endorsements. All proceeds from such policies shall be payable to the Lessor. If Lessee fails to procure such insurance, Lessor may, at its option, procure the same for Lessee, and the cost thereof shall be paid to Lessor by Lessee as Additional Rent as billed.

     (f) All such insurance policies shall contain a clause that the insurer will give the Lessor thirty (30) days prior written notice of any cancellation, termination or modification of such insurance. Lessee shall furnish the Lessor with certificates of insurance for all such insurance coverage.

     Section 7.02  Waiver of Subrogation. Anything in this Lease to the contrary
                   ---------------------
notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their members, agents, officers and employees, for any loss or damage that may occur to the Leased Premises and the improvements to the Leased Premises, or personal property (building contents) within the Leased Premises, by reason of fire, the elements or any other cause which could be insured

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against under the terms of standard fire and extended coverage insurance policies, with vandalism, malicious mischief and "all risk" endorsements, regardless of cause or origin, including the negligence of Lessor or Lessee, and their members, agents, officers and employees. Because this paragraph will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), each party to this Lease agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained in this paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the mutual waivers contained in this paragraph.

                                   ARTICLE 8
                            USE OF LEASED PREMISES

     Lessee shall use the Leased Premises solely for the purpose of general office and storage use ancillary to the operation of a full service engineering firm. Lessee shall not use the Leased Premises in any manner constituting a violation of any ordinance, statute, regulation or order of any governmental authority, including, but not limited, to zoning ordinances, building construction standards, and health and environmental laws. Lessee covenants and agrees that Lessee will use, maintain and occupy the Leased Premisses in a careful, safe and proper manner, will not commit waste thereon. Lessee shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Leased Premises by Lessee, its agents, employees, contractors or invitees, without the prior written consent of the Lessor other than Hazardous Material necessary to or useful in the operation of Lessee's business and if such permitted Hazardous Materials are used, kept and stored in compliance with all laws regulating Hazardous Materials. The term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Indiana or the United States Government. If the Lessee breaches the obligations stated in this Article 8, or if the presence of Hazardous Material on the Leased Premises caused or permitted by the Lessee results in the contamination of the Leased Premises, or if contamination of the Leased Premises by Hazardous Material otherwise occurs for which the Lessee is legally liable to the Lessor for damage resulting therefrom, then the Lessee shall indemnify, defend and hold the Lessor harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, the diminution in value of the Leased Premises, damages for the loss or restriction on use of rentable or useable space or of any amenity of the Leased Premises, damages arising from any adverse impact on marketing of the Leased Premises and sums paid in settlement of claims, attorneys' fees, consulting fees and expert fees) which arise during or after the term of this Lease as a result of such contamination. This indemnification of the Lessor by the Lessee shall survive the termination of this Lease and includes, without limitation, costs incurred in connection with any investigation of site condition or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the Hazardous Material present in the soil or groundwater on or under the Leased Premises. Without limiting the foregoing, if the

                                      -8-
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presence of any Hazardous Material on the Leased Premises caused or permitted by the Lessee results in any contamination of the Leased Premises, the Lessee shalt promptly notify the Lessor and take all actions at its sole expense as are necessary to return the Leased Premises to the condition existing prior to the introduction of any such Hazardous Material to the Leased Premises or to otherwise appropriately (as is reasonably determined by Lessor) remediate the condition of the Leased Premises; provided, that Lessor's approval of such action shall first be obtained, which approval shall not be unreasonably withheld or delayed so long as such actions would not potentially have any material adverse long-term or short-term effect on the Leased Premises. Notwithstanding anything to the contrary contained in this Article 8, Lessee shall have no liability or other obligation to Lessor under Article 8 of this Lease with respect to any act or omission of Lessee relating to Hazardous Materials which occurred prior to the date of this Lease.

                                   ARTICLE 9
                                  ALTERATIONS

     Lessee shall not make or permit any material alterations, installations or additions to or upon any part of the Leased Premises without first obtaining the Lessor's consent which consent shall not be unreasonably withheld or delayed. All contractors, mechanics, suppliers and laborers used in the performance of any such work for or on behalf of the Lessee shall be subject to the reasonable prior written approval of the Lessor. All alterations to the Leased Premises shall be made under no- lien contracts in compliance with I.C. (S) 32-8-3-1, as presently written and as may be amended in the future, and in accordance with all applicable laws. All improvements and alterations shall remain for the benefit of the Lessor unless at the expiration of the Lease, Lessee can remove such alterations, installations, and additions and restore the Leased Premises to their original condition; provided, however, that the Lessee shall indemnify and hold harmless the Lessor from all costs, loss or expense in connection with any construction, repair, installation or alteration made by Lessee. Lessee shall, at its sole cost and expense, be entitled to remove or relocate work stations or partitions between work stations or to make any non-structural alterations to the Leased Premises involving a cost of less than $10,000, without Lessor's consent. Lessee shall contractually provide to the fullest extent permitted by law and take any and all other action necessary to avoid the filing and maintaining of any mechanic's, materialmen's or similar liens against the Leased Premises or any action against the Lessor. Lessee shall in any case remove within thirty (30) days of the date Lessee is notified of the filing, or bond or otherwise provide adequate security for the removal of any such lien resulting from work contracted for by Lessee that may be filed against the Leased Premises or for the dismissal of any action filed against the Lessor. No person shall be entitled to any lien directly or indirectly derived through or under the Lessee or through or by virtue of any act or omission of the Lessee upon the Leased Premises for: any improvements or fixtures made thereon or installed therein; or for, or on account of, any labor or material furnished to the Leased Premises; or for, on account of, any matter or thing whatsoever. Nothing contained in this Lease shall be construed to constitute a consent by the Lessor to the creation of any lien against the Leased Premises. Lessee shall, at the termination of the Lease Term, remove all of

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Lessee's trade fixtures and equipment. The Lessee shall also repair any damage to the Leased Premises resulting from such removal.

                                  ARTICLE 10
                                     LIENS

     Lessee shall keep the Leased Premises free from any liens, including but not limited to mechanics' liens, arising from any act or failure to act on the part of Lessee. If Lessee fails to remove any such lien or to provide a bond or other adequate security therefor within 30 days of the date Lessee is notified of the filing of the lien, Lessor shall have the right, but not the obligation, to pay the amount of such lien to cause its release, and such amount shall be paid by Lessee to Lessor on demand with interest at twelve percent (12%) per annum from the date the lien attached. All such amounts due by Lessee to Lessor shall be considered Additional Rent hereunder. All liens and encumbrances created or suffered by Lessee shall attach to Lessee's interest only.

                                  ARTICLE 11
                             RIGHTS ON TERMINATION

     Section 11.01  Surrender of Leased Premises. Upon the  expiration or
                    ----------------------------
other termination of this Lease, Lessee shall peaceably surrender to Lessor the Leased Premises, together with all improvements or additions upon or belonging to the Leased Premises, by whomsoever made, except as provided below, in the same condition as received or first installed, ordinary wear and tear, condemnation, and damage by Casualty (as defined in Article 16) excepted. Upon the termination of this Lease, Lessee shall, at Lessee's sole cost, remove all counters, trade fixtures, signs, office furniture and equipment installed by Lessee, unless otherwise agreed to in writing by Lessor. Any such property not so removed shall be deemed abandoned by Lessee at the termination of this Lease, and title to such property shall thereupon pass to Lessor. Any damage caused to the Leased Premises by the removal of such property shall be promptly repaired by Lessee to the satisfaction of Lessor. Lessee shall indemnify Lessor against any loss or liability resulting from delay by Lessee in so surrendering the Leased Premises, including, without limitation, any claims made by any succeeding tenant arising by reason of such delay. The obligations of Lessee under this article shall survive the expiration or other termination of this Lease.

     Section 11.02  Holding Over. If Lessee should remain in possession of the
                    ------------
Leased Premises after expiration of the term of this Lease without execution by Lessor and Lessee of a new lease, Lessee shall be deemed to be occupying the Leased Premises as a tenant at sufferance subject to all of the covenants and obligations of this Lease, and Lessee shall pay to Lessor at a daily rental of one hundred twenty-five percent (125%) of the per diem rental rate provided hereunder for the immediately prior period computed on the basis of a thirty
(30)-day month, together with all damages sustained by Lessor by reason of such retention, and the acceptance by Lessor of rent after such termination shall not constitute a renewal or extension and shall not be

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deemed to waive Lessor's right to re-entry or any other right hereunder or at law. However, Lessor may elect, by giving written notice of such election to Lessee, to deem the continuing occupancy of Lessee to constitute the creation of a month-to-month tenancy at the monthly rental for the last period prior to the date of such termination, which month-to-month tenancy shall continue until either party shall have given the other party thirty (30) days prior written notice of an intention to terminate such month-to-month tenancy. If the Lessee surrenders one but not both of the buildings, commonly known as 941 N. Meridian Street and 930 N. Meridian Street respectively, included in the Leased Premises, Base Rent at the holdover rate shall be apportioned based upon the ratio of the rentable square footage of the building that Lessee continues to occupy (either 99,416 or 14,868 as the case may be) to 114,284 square feet.

                                  ARTICLE 12
                 SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

     Section 12.01   Subordination. This Lease, and the rights of Lessee
                     -------------
hereunder, shall be subject and subordinate to any ground lease relating to the Leased Premises and the lien or liens of any mortgage or mortgages, now in force against the Leased Premises, and upon the execution a non-disturbance agreement between the Lessee and any future mortgage holder or ground lessor, as to such future mortgages or ground leases, and to all advances made or hereafter to be made upon the security thereof, all without the necessity of having further instruments executed on the part of Lessee to effectuate such subordination. If requested by the lessor under any such ground lease or the holder of any such mortgage or mortgages, Lessee shall execute and deliver to such holder an instrument, in form and substance reasonably satisfactory to such lessor or holder and to Lessee, specifically subordinating this Lease to the lien of such ground lease, mortgage and mortgages. However, the holder of any such mortgage shall have the right at any time to declare this Lease to be superior in priority to the lien of said mortgage notwithstanding the dates of execution or recording of such mortgage.

     Section 12.02  Attornment. If by reason of any default on the part of
                    ----------
Lessor as mortgagor under any mortgage or mortgages to which this Lease is subordinate, any such mortgage is foreclosed by legal proceedings or extinguished by conveyance in lieu of foreclosure or otherwise, Lessee, upon the election of the holder of any such mortgage, but not otherwise, shall attorn to and recognize such mortgage holder and its successors and assigns, including any purchaser in foreclosure or grantee of a deed in leu thereof, as landlord under this Lease. Lessee shall execute and deliver at any time, upon request of Lessor or any holder of a mortgage to which this Lease is subordinate, an instrument to evidence such attornment and containing the agreement of Lessee that no action taken to enforce any such mortgage by reason of default thereunder shall terminate this Lease or invalidate or constitute a breach of any of the terms hereof. The attornment provisions of this article are entirely independent of and not contingent upon the subordination provisions of this article. If several requests by mortgagees having security interests with different priorities are made of Lessee, Lessee shall attorn to the mortgagees in the order of their priority.

     Section 12.03  Non-Disturbance. Notwithstanding anything to the contrary
                    ---------------
contained in this Article 12, Lessee's subordination of this Lease to any existing or future mortgage or ground lease or attornment to any mortgagee or ground lessor shall be conditioned upon such mortgagee's or ground lessor's entry into a non-disturbance agreement, in a form reasonably satisfactory to Lessee, in which the mortgagee or ground lessor, as the case may be, covenants and agrees not to disturb Lessee in its possession of the Leased Premises so long as Lessee is not in default under the terms of this Lease beyond any applicable notice and cure periods, and to assume and perform the obligations of Lessor under the Lease from and after the date such mortgagee or ground lessor takes possession of or title to the Leased Premises or any part thereof. In addition, Lessor shall use all reasonable commercial efforts to obtain a non-disturbance agreement in a form reasonably satisfactory to Lessee from the existing mortgage holders and ground lessor within six (6) months following the date of this Lease. If Lessor fails to obtain any such non-disturbance agreement within the six month period, Lessee shall be entitled to terminate this Lease. In connection with any future mortgage or ground lease, Lessee may condition its consent to subordination of this Lease under Section 12.01 above on obtaining a non-disturbance agreement from the mortgage holder or ground lessor in a form reasonably acceptable to the Lessee.

                                  ARTICLE 13
                       DEFAULT AND REMEDIES UPON DEFAULT

     Section 13.01  Default. The occurrence of one or more of the following
                    -------
events constitutes a default ("Default") by the Lessee under this Lease:

          (a) Failure to pay the Base Rent or any Additional Rent as herein provided within ten (10) days of the date due and such failure continues for five (5) days following notice from Lessor, it being understood and agreed that Lessor shall not be required to give notice to Lessee more than two (2) times in any calendar year;

          (b) Failure to pay any other moneys or amounts of money as herein provided within ten (10) days of the date of notice of demand therefor;

          (c) Failure by Lessee to observe or perform any of the covenants in respect to assignment and subletting set forth herein;

          (d) Failure by Lessee to cure forthwith, promptly after receipt of notice from Lessor, any hazardous condition which Lessee has created in violation of law or of this Lease;

          (e) Failure by Lessee to observe or perform any other covenant, agreement, condition or provision of this Lease to be observed or performed by Lessee if such failure continues for thirty (30) days after notice to Lessee by Lessor, unless the nonobservance or performance is of a nature that it cannot be corrected in thirty (30) days and Lessee has commenced the cure or observance or performance and is pursuing it with diligence, provided in all events that such curative action is successfully concluded within sixty (60) days after the initial written notice or demand from Lessor;

          (f) The levy upon under execution or the attachment by legal process of the Leased Premises or the leasehold interest of Lessee, or the filing or creation of a lien in respect of the Leased Premises or such leasehold interest which Lessee does not discharge or bond over in thirty (30) days;

          (g)  Lessee vacates or abandons the Leased Premises;

          (h) Lessee becomes insolvent or admits in writing its inability to pay its debts as they mature, or makes a general assignment for the benefit of creditors, or applies for or consents in writing to the appointment of a trustee or receiver for Lessee or for the major part of its property;

          (i) A trustee or receiver is appointed for Lessee or for the major part of its property and is not discharged within thirty (30) days after such appointment; or

          (j) Any proceedings for reorganization, liquidation, dissolution or relief under any bankruptcy law, or similar law for the relief of debtors, are instituted by or against Lessee, and, if instituted against Lessee, are consented to by it, or are not dismissed within sixty (60) days after such institution.

     Section 13.02  Remedies. Upon the occurrence of any Default, Lessor may:
                    --------

        (a) terminate this Lease by notice thereof to Lessee, in which event the term shall end, and all right, title and interest of Lessee hereunder shall expire on the date stated in such notice;

        (b) terminate the right of Lessee to possession of the Leased Premises without terminating this Lease by giving notice to Lessee that Lessee's right of possession shall end on the date stated in such notice, whereupon the right of Lessee to possession of the Leased Premises or any part thereof shall cease on the date stated in such notice; and

        (c) force the provisions of this Lease and enforce and protect the rights of Lessor hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Lessee under any of the provisions of this Lease.

     Section 13.03  Surrender. If Lessor exercises either of the remedies
                    ---------
provided for in paragraphs (a) or (b) of Section 13.02 above, Lessee shall surrender possession of and vacate the Leased Premises immediately and deliver possession thereof to Lessor, and Lessor may then or at any time thereafter re-enter and take complete and peaceful possession of the Leased Premises, with or without process of law, and Lessor may remove all occupants and property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer, and without relinquishing Lessor's right to rental or any other right given to Lessor hereunder or by operation of law.

     Section 13.04   Termination of Possession. If Lessor terminates the right
                     -------------------------
of Lessee to possession of the Leased Premises without terminating this Lease pursuant to paragraph (b) of Section 13.02, such termination of possession shall not release Lessee, in whole or in part, from Lessee's obligation to pay the rental hereunder for the full term, and the present value of the excess of the aggregate amount of the Base Rent over the amount of rent Lessor reasonably could receive by reletting the Leased Premises for the period from the date stated in the notice terminating possession to the end of the term shall at once mature and be immediately due and payable by Lessee to Lessor, together with any and all other moneys due hereunder, and Lessor shall have the right to immediate recovery of all such amounts. In addition, Lessor shall have the right, from time to time, to recover from Lessee, and Lessee shall remain liable for, all Additional Rent and any other sums thereafter accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the term. In any such case, Lessor may make repairs, alterations and additions to the Leased Premises, change the locks to the Leased Premises, and redecorate the Leased Premises to the extent deemed by Lessor as necessary or desirable to relet the Leased Premises, and Lessee shall upon demand pay to Lessor all costs and expenses thereof. In the event that Lessor should relet the Leased Premises or some portion thereof during the balance of the term, the proceeds of such reletting, after deduction of all reasonable costs and expenses in connection with the repossession and reletting of the Leased Premises (including, without limitation, all reasonable attorneys' fees, leasing commissions, expenses of repairs, alterations and redecoration and similar expenses), shall be applied to the payment of rentals and the satisfaction of other obligations of Lessee hereunder.

     Section 13.05  Termination of Lease. If this Lease is terminated by
                    --------------------
Lessor pursuant to paragraph (a) of Section 13.02, Lessor shall be entitled to recover from Lessee all the fixed dollar amounts of rentals accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Lessee, or for which Lessee is liable or in respect of which Lessee has agreed to indemnify Lessor under any of the provisions of this Lease, which may be then owing and unpaid, and all reasonable costs and expenses, including court costs and attorneys' fees incurred by Lessor in the enforcement of its rights and remedies hereunder. In addition, Lessor shall be entitled to recover as damages for loss of bargain and not as a penalty: (i) the aggregate sum which at the time of such termination shall be equal to the present value of the excess of the aggregate rentals for the remainder of the term over the aggregate fair rental value of the Leased Premises for the balance of the term, and (ii) any damages, including reasonable attorneys' fees and court costs, which Lessor shall have sustained by reason of a breach of any of the covenants of this Lease other than for the payment of rent.

     Section 13.06  Property. All property removed from the Leased Premises by
                    --------
Lessor pursuant to any provisions of this Lease or of law may be handled, removed or stored by Lessor at the cost and expense of Lessee, and Lessor shall in no event be responsible for the value, preservation, or safekeeping thereof. Lessee shall pay Lessor for all expenses incurred by Lessor in such removal and storage charges against such property so long as it is in Lessor's possession or under Lessor's control. All property not removed from the Leased Premises or retaken from storage by Lessee within thirty (30) days after the end of the Lease term, however terminated, may be sold with the proceeds thereof applied to the rentals owed by Lessee.

     Section 13.07  Suit on Installments. Lessor shall have the right at any
                    --------------------
time to file suit to recover any sums which have fallen due under this Lease from time to time on one or more occasions without being obligated to wait until the expiration of the term of this Lease, including, without limitation, past due Base Rent or Additional Rent, interest, late payment charges, advances, and attorneys' fees.

     Section 13.08  No Waiver: Remedies Cumulative. The failure of Lessor to
                    ------------------------------
exercise any remedy herein provided in the event of a Default shall not constitute a waiver of such Default or any subsequent Default. The rights and remedies of Lessor in this Lease are distinct, separate and cumulative remedies, and shall not operate to exclude or deprive Lessor of any other right or remedy provided by law or equity.

                                  ARTICLE 14
                           LESSOR'S RESERVED RIGHTS

     Lessor shall have the following rights, exercisable without notice and without liability to Lessee for damage or injury to property, person or business (all claims for damage being hereby released, except for damages or injury resulting from Lessor's negligence or willful acts or omissions), and without effecting an eviction or disturbance of Lessee's use or possession or giving rise to any claim for off-sets or abatement of rent, except as otherwise expressly provided in this Lease:

     (a) To enter the Leased Premises to make inspections, repairs, alterations or additions in or to the Leased Premises or to exhibit the Leased Premises to prospective tenants, purchasers or others, at reasonable hours and upon prior notice to Lessee and at any time without notice in the event of an emergency, and to perform any acts related to the safety, protection, preservation, reletting, sale or improvement of the Leased Premises;

     (b) To decorate, alter, repair or improve the Leased Premises at any time, including the right of Lessor and its representatives to enter on and about the Leased Premises with such materials as Lessor may deem necessary, erect scaffolding and all other necessary structures on or about the Leased Premises and close or temporarily suspend operations of entrances, doors, corridors and other facilities, provided that in the exercise of its rights under this paragraph, Lessor shall not unreasonably interfere with the conduct of Lessee's business and shall provide Lessee with at least three business days prior notice of such activities; and

     (c) To do or permit to be done any work in or about the Leased Premises or any adjacent or nearby building, land, street or alley; provided that such work does not unreasonably interfere with the conduct of Lessee's business or Lessee's access to the Leased Premises and Lessee is given at least three days prior notice.

                                  ARTICLE 15
                                EMINENT DOMAIN

     If all or any substantial part of the buildings constituting the Leased Premises shall be condemned by any public or quasi-public or other competent authority, or conveyed or transferred in lieu of condemnation, this Lease shall end on the date when the possession of the part so taken shall be required by such authority, without apportionment of the award to or for the benefit of Lessee. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the buildings, or if any part of the buildings is conveyed or transferred in lieu of condemnation, and such partial taking makes it necessary or desirable to remodel the buildings to conform to the taking, either Lessor or Lessee may cancel this Lease upon not less than sixty (60) days' prior written notice to the other party. If this Lease is terminated as hereinabove provided, the rentals at the then current rate shall be apportioned as of the date of termination. No money or other consideration shall be payable by Lessor to Lessee for the right of termination of this Lease pursuant to this article. All condemnation awards and other sums awarded shall be agreed upon by Lessor and the condemning authority for the taking of the interest of Lessor and Lessee, whether as damages or as compensation, and shall be the property of Lessor, free of any claim of Lessee, except that Lessor shall not be entitled to any award or compensation paid to Lessee for its moving expenses, business interruption damages or for any personal property of Lessee that may be taken in any such proceeding. If all or any portion of the Leased Premises which constitutes a parking area shall be taken, then Lessor shall use all reasonable efforts to make available to Lessee reasonably comparable replacement parking.

                                  ARTICLE 16
                            FIRE AND OTHER CASUALTY

     If the Leased Premises, including the buildings and improvements, are substantially damaged by fire or other casualty, cause, condition or thing whatsoever (the "Casualty"), and

Lessor elects not to restore the Leased Premises, then Lessor may terminate this Lease by notice to Lessee given within ninety (90) days after the date of such Casualty (the "Casualty Date"). Such termination shall become effective as of the Casualty Date if the Leased Premises are untenantable, or as of a date ninety (90) days following the service of such notice of lease termination if the Leased Premises are not untenantable. Unless the Lease is terminated as hereinabove provided, Lessor shall restore all damaged portions of the Leased Premises within 1 80 days following the Casualty Date unless the Lessee exercises it right to terminate, provided below, except for Lessee Improvements, which shall be restored by and at the expense of Lessee. If the Leased Premises are made partially or wholly untenantable as a result of Casualty, and if Lessor fails, within one hundred eighty (180) days after the Casualty Date, to substantially restore the Leased Premises, either Lessor or Lessee may terminate this Lease as of the end of said one hundred eighty (180) days by notice to the other given not later than thirty (30) days after the expiration of said one hundred eighty (180)-day period. In the event of termination of this Lease pursuant to this article, rental at the then current rate shall be pro-rated on a per diem basis and paid only to the effective date of such termination. If all of the Leased Premises are untenantable but this Lease is not terminated, all rent shall abate from the Casualty Date until the Leased Premises are substantially restored and reasonably accessible for occupancy by Lessee. If part of the Leased Premises are untenantable, rent shall abated on a per diem basis in proportion to the percentage of the building and other improvements of the Leased Premises (excluding all parking, pedestrian or loading areas) which are rendered unusable by Lessee until the damaged part is ready for Lessee's occupancy. In all cases, due allowance shall be made for reasonable delay caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Lessor's reasonable control. Lessor shall have no duty to repair, restore or replace Lessee Improvements. If at any time during the term of this Lease 50% or more of the rentable area of the Leased Premises is rendered untenantable by a Casualty, or if, during the last twelve months of the term of this Lease, 10% or more of the rentable area of the Leased Premises is rendered untenantable by Casualty, Lessee shall have the right to terminate this Lease upon written notice to Lessor given within thirty (30) days following the Casualty Date.

                                  ARTICLE 17
                              LESSOR'S LIABILITY

     The Lessee shall be responsible for and liable to the Lessor for any and all damage to the Leased Premises, any person or other property on the Leased Premises and for any act done thereon by the Lessee, its employees, agents or any other person coming on the Leased Premises by the invitation or license of the Lessee, expressed or implied, and Lessee shall fully indemnify and save Lessor harmless from any or all liability to any person for all such damage and from any other damage to any person or property resulting from use of the Leased Premises. Lessee's liability, if any to Lessor under this Article 17 shall extend only to actions and events which occur from and after the date of this Lease The term "Lessor" as used in this Lease, as far as covenants or agreements on the part of Lessor are concerned, shall be limited to mean and include only the owner or owners of Lessor's interest in this Lease at the time in question, and in the event of any transfer or transfers of such interest (except a transfer by way of security),

Lessor herein named (and in the case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all liability as respects the performance of any covenants or agreements on the part of Lessor contained in this Lease to be performed after such transfer. Any funds in which Lessee has an interest and which are in the hands of Lessor or the then transferor at the time of such transfer shall be turned over to the transferee, and any amount then due and payable to Lessee by Lessor or the then transferor under any provisions of this Lease shall be paid to Lessee. Upon any such transfer, provided the transferee shall have assumed, in writing, the obligations of Lessor under this Lease, subject to the limitations of this Section, all the covenants, agreements and conditions in this Lease contained to be performed on the part of Lessor, it being intended hereby that the covenants and agreements contained in this Lease on the part of Lessor shall, subject as aforesaid, be binding on Lessor, its successors and assigns, only during and in respect of their respective successive periods of ownership. In any event and notwithstanding any other provisions of this Lease, no officer, director, agent, partner, beneficiary, trustee or employee of Lessor or of any subsequent owner of the Leased Premises shall be responsible or liable in his individual or personal capacity for the performance or nonperformance of any agreement, covenant or obligation of Lessor contained in this Lease.

                                  ARTICLE 18
                                    NOTICE

     Any notice required or permitted to be given or served by either party to this Lease shall be in writing and shall be served personally or sent by certified or registered mail, return receipt requested, first class postage prepaid, or by courier, telecopy or facsimile and addressed to the intended recipient as follows:

     LESSOR:                  MSE REALTY, LLC
                              941 N. Meridian Street
                              Indianapolis, Indiana 46204-1061
                              Attn: Sol C. Miller
                              Telecopy: (317) 634-3576

     with a copy:             LOCKE REYNOLDS BOYD & WEISELL
                              1000 Capital Center South
                              201 N. Illinois Street
                              Indianapolis, Indiana 46204
                              Attn: Michael J. Schneider
                              Telecopy: (317) 237-3900

     LESSEE:                  MSE CORPORATION
                              941 N. Meridian Street
                              Indianapolis, Indiana 46204-1061
                              Attn: ___________________________
                              Telecopy:  (317) 634-3576
     with a copy to:          ANALYTICAL SURVEYS, INC.
                              1935 Jamboree Drive, Suite 100
                              Colorado Springs, Colorado 80920
                              Attn: Sidney V. Corder
                              Telecopy: (719) 598-9626

     with another copy to:    SHERMAN & HOWARD L.L.C.
                              633 Seventeenth Street, Suite 3000
                              Denver, Colorado 80202
                              Attn: James F. Wood, Esq.
                              Telecopy: (303) 298-0940

     All rental payments and other sums due Lessor hereunder shall be made to the Lessor at the above address. The addresses may be changed from time to time by either party by serving notice as above provided. Any such notice shall be deemed to have been given as of the earlier of (i) the date of the actual receipt of such notice, or (ii) the third business day following the date on which the piece of mail containing such notices posted if sent by certified or registered United States mail.

                                  ARTICLE 19
                           MISCELLANEOUS PROVISIONS

     Section 19.01   Assignment and Subletting. Lessee shall not assign this
                     -------------------------
Lease or sublet the Leased Premises in whole or in part without the prior written consent of Lessor which consent shall not be unreasonably withheld or delayed. Notwithstanding any of the foregoing, Lessee shall be permitted, without Lessor's consent, to assign or sublet any or all of the Leased Premises to any entity which directly or indirectly controls, is controlled by or is under common control with, Lessee, or in connection with a sale of all or substantially all of Lessee's assets. In addition, no assignment of this Lease shall be binding upon Lessor unless the assignee shall have executed and delivered to Lessor a written assumption of Lessee's obligations under this Lease. In the event of any assignment of this Lease or any subletting of the Leased Premises, whether with or without the consent of Lessor, Lessee shall remain fully liable for the performance all of the covenants, conditions and provisions in this Lease, including, without limitation, the payment of Base Rent and Additional Rent as provided herein.

     Section 19.02  Quiet Environment. Lessor agrees and covenants that if the
                    -----------------
Lessee shall perform all of the covenants and agreements herein provided to be performed on the Lessee's part, the Lessee shall, at all times during the term, have the peaceful and quiet enjoyment of possession of the Leased Premises without any manner of hindrance from the Lessor or any persons or entities lawfully claiming under the Lessor

     Section 19.03  Lessee Certificates. From time to time upon not less than
                    -------------------
fifteen (15) days' prior request by Lessor, Lessee shall execute and deliver to Lessor, or any mortgagee or prospective mortgagee of Lessor's interest in the Leased Premises, or any purchaser or prospective purchaser of Lessor's interest in the Leased Premises, a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been any modifications that the Lease as modified is in full force and effect); (ii) the dates to which the rental and other charges have been paid, (iii) the date of commencement and expiration of the Lease term; (iv) that, to the knowledge of Lessee, Lessor is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; and (v) such other matters as Lessor may reasonably request. Lessor agrees to provide a similar estoppel certificate to Lessee within 15 days following Lessee's request therefor.

     Section 19.04  Waiver by Lessor. No covenant, condition or provision of
                    ----------------
this Lease shall be deemed to have been waived by Lessor unless executed in writing by Lessor. No waiver by Lessor of any covenant, condition or provision of this Lease shall be deemed, or shall constitute, a waiver of such covenant, condition or provision in the future, or a waiver of any subsequent breach of such covenant, condition or provision, or a waiver of any other covenants, conditions or provisions of this Lease, whether or not similar. The subsequent acceptance or payment of rent or other performance hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any covenant, condition or provision of this Lease, regardless of Lessor's knowledge of such preceding breach at the time of acceptance or payment of such rental or other performance, unless Lessor shall expressly so state in writing.

     Section 19.05  Air and Light. This Lease does not grant or guarantee
                    -------------
Lessee a continuance of light and air over any property adjoining the Leased Premises.

     Section 19.06  No Option. The submission of this Lease for examination or
                    ---------
signature by Lessee does not constitute a reservation of or option for the Leased Premises. This instrument shall become effective as a Lease only upon execution and delivery by both Lessor and Lessee.

     Section 19.07  Right to Cure Lessee Breaches. If Lessee shall fail to
                    -----------------------------
perform any of Lessee's covenants or obligations under this Lease, and such failure shall continue after the expiration of any cure period or grace period provided in this Lease with respect to such covenants or obligations, Lessor shall have the right, but not the obligation, to perform such covenants or obligations for the account and at the expense of Lessee, without notice to Lessee. All monies spent and costs and expenses incurred by Lessor in performing such covenants or obligations shall become Additional Rent hereunder and shall be due and payable by Lessee on demand by Lessor and shall bear interest at the rate of twelve percent (12%) per annum from the date due until paid in full.

  Section 19.08  Expenses of Enforcement. Lessee shall pay or reimburse Lessor
                 -----------------------
for all costs and expenses, including court costs and reasonable attorneys' fees, incurred by Lessor in enforcing, or attempting to enforce, any of its rights and remedies under this Lease, whether or not litigation is commenced to enforce such rights or remedies, including, without limitation, any negotiations or transactions relating to, or arising out of, this Lease in which Lessor becomes involved or concerned. All such costs and expenses incurred by Lessor, together with interest at the rate of twelve percent (12%) per annum, shall become Additional Rent due hereunder and shall be due and payable by Lessee on demand by Lessor. In the event that either party defaults in the performance or observance of any of the terms and conditions, covenants or obligations contained in this Lease after the expiration of all applicable notice and cure periods, and the other party employs attorneys to enforce all or any part of this Lease, (or in the case of the Lessor) to collect any rent due or to recover possession of the Leased Premises, the prevailing party agrees to reimburse the other party for the reasonable attorneys' fees incurred thereby, whether or not suit is filed.

     Section 19.09  Memorandum of Lease. At the request of either party, the
                    -------------------
parties shall execute and record a memorandum of this Lease.

     Section 19.10   Severability. If any provision of this Lease is held to
                     ------------
be unenforceable, invalid or void, such provision shall be deemed to be severable from the remaining provisions of this Lease, and such holding shall in no way impair or affect the validly or enforceability of the remaining provisions of this Lease, which shall then be construed as if such invalid or unenforceable provision were omitted.

     Section 19.11   Successors and Assigns. Except as herein limited, this
                     ----------------------
Lease shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal or legal representatives, successors and assigns.

     Section 19.12   Entire Lease. This Lease, together with any and all
                     ------------
exhibits and schedules attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties, written or oral.

     Section 19.13   Amendments. No supplement, modification or amendment of
                     ----------
any provision of this Lease shall be binding unless executed in writing by all of the parties to this Lease.

     Section 19.14   Controlling Law. This Lease and the rights and obligations
                     ---------------
of the parties hereto shall be construed in accordance with the laws of the State of Indiana, without giving effect to the choice of law provisions thereof. All parties to this Lease hereby agree that any legal action against them in connection with this Lease, or any transaction contemplated by this Lease, may be commenced against them in any state or federal court of competent jurisdiction located in Marion County, Indiana.

     Section 19.15   Mediation. Notwithstanding Section 19.14 above, if a
                     ---------
dispute arises under or in connection with this Lease, including, without limitation, those involving claims for specific performance or other equitable relief, notice must be given pursuant to the Article 18. After such notice has been given by one party to the other, the parties in good faith will attempt to negotiate or mediate a resolution of the dispute with the aid of a mediator who has been mutually agreed upon by the parties.

     Section 19.16   Arbitration. If such efforts provided for in Section
                     -----------
19.15 do not within 30 days resolve the dispute, upon demand of any party, whether made before or after the institution of any judicial proceeding, the dispute will be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration under this Lease, provided that arbitration is commenced within 70 days after such judicial proceedings are commenced. The American Arbitration Association will choose one arbitrator to hear the parties and settle any dispute. All arbitration hearings will be conducted in Kansas City, Missouri. All applicable statutes of limitation will apply to any dispute. The arbitrator will have no power to award punitive or exemplary damages, to ignore or vary the terms of this Lease, and will be bound to apply controlling law. The Lessor and the Lessee each will pay for one-half of the arbitrator's fees and expenses and each such party will bear its own costs and expenses incurred in connection with the arbitration, except that the arbitrator will award either party reimbursement of its share of the costs and expenses of arbitration, such party's costs and expenses (including attorneys' fees and expenses), and any special or extraordinary fees or costs incurred in connection with any such arbitration or dispute, if the other party commences or conducts the arbitration in bad faith. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything to the contrary contained in this Section 19.16, the parties preserve, without diminution, certain remedies that any of them may employ or exercise freely, either alone, in conjunction with, or during a dispute. The parties to this Lease have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights of self-help including peaceful occupation of the Leased Premises and collection of rents, set off and peaceful possession of personal property; and (ii) obtaining provisional or ancillary remedies including injunctive relief, requestration, garnishment, attachment, appointment of a receiver and filing an involuntary bankruptcy proceeding. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a dispute. It is further understood and agreed that notwithstanding these provisions requiring arbitration and mediation, the Lessor shall retain the right to obtain preliminary injunctive relief or other temporary relief from any court of competent jurisdiction in the case of an emergency or in other circumstances where the rights and interests of the Lessor in the Leased Premises would be unreasonably and materially adversely affected by such mediation and/or arbitration procedures, pending resolution of the merits of the dispute by arbitration.

     Section 19.17   Construction. The headings of Articles, Sections and
                     ------------
paragraphs in this Lease are for descriptive purposes only and shall not control, alter or otherwise affect the meaning, scope or intent of any provisions of this Lease. Except as expressly provided otherwise in this Lease, any reference to an Article or Section shall mean and refer to an Article or Section of this Lease. Except where the context of their use clearly requires a different interpretation, singular terms shall include the plural, and masculine terms shall include the feminine or neuter, and vice versa, to the extent necessary to give the defined terms or other terms used in this Lease their proper meanings. The locative adverbs, "herein," "hereof," "hereunder," "hereto," "hereinafter," "hereinbefore," and similar words, wherever they appear in this Lease, shall mean and refer to this Lease in its entirety and not to any specific Article, Section or paragraph of this Lease, unless the context of their use clearly requires a different interpretation.

     Section 19.18   Incorporation by Reference. All Exhibits identified
                     --------------------------
herein, and any amendments, riders and addenda attached hereto and signed by both Lessor and Lessee, are hereby incorporated herein by this reference and made a part hereof.

     Section 19.19   Counterparts. This Lease may be executed concurrently in
                     ------------
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease, or multiple counterparts thereof, each of which is deemed an original, as of the date first written above.


     "LESSOR"                       MSE REALTY, LLC

                                    By: ________________________________

                                    Sol C. Miller Printed Signature
                                    ___________________________________
                                      Printed Signature

                                    Title  Member
                                           ----------------------------


     "LESSEE"                       MSE CORPORATION "LESSEE"

                                    By: _______________________________

                                    Sidney V. Corder
                                    ___________________________________
                                    Printed Signature Title
                                    Chairman/Chief Executive Officer
                                    --------------------------------


                                 GUARANTY

     The undersigned, Analytical Surveys, Inc., a Colorado corporation, unconditionally, irrevocably and absolutely guarantees to Lessor the prompt payment and performance when due and at all times thereafter (and not merely the ultimate collectibility) of all existing and future agreements, obligations, liabilities and indebtedness of Lessee under and with respect to this Lease, including without limitation, the prompt payment when due of all Base Rent, Additional

Rent and other sums due under this Lease. The undersigned also agrees to pay all costs and expenses, including without limitation, court costs and reasonable attorneys' fees, incurred by Lessor in connection with the enforcement or attempted enforcement of this Lease (including this Guaranty), whether in or out of court (including bankruptcy court).

     The undersigned agrees that, without affecting or impairing its liability and obligations under this Guaranty, the Lease can be amended and Lessor can agree to extend, modify, waive and otherwise change the time and terms of payment and performance of this Lease, without notice to or consent of the undersigned. The undersigned also waives, to the fullest extent permitted by law, all defenses that might otherwise be available to the undersigned to limit the undersigned's liability under this Guaranty relating to the discharge of a surety.

     Regardless of whether the undersigned has notice thereof or has consented thereto, the validity and enforceability of this Guaranty shall not be impaired or affected by any act or omission of Lessor that might otherwise constitute a discharge of the obligations of the undersigned under this Guaranty, including without limitation, (i) any failure or omission to enforce any right, power or remedy, (ii) any waiver of any right, power or remedy against Lessee or of any default by Lessee, and (iii) any release, surrender, compromise, settlement, subordination or modification in favor of Lessee, with or without consideration. Without limiting the generality of the foregoing, the undersigned will not assert, plead or enforce against Lessor any defense of waiver, release, discharge in bankruptcy, anti-deficiency statute, incapacity, usury, ultra vires, or lack of authorization that may be available to Lessee or any other obligor with respect to the Lease.

     The undersigned will not exercise or enforce, and hereby waives, any right of contribution, reimbursement, recourse or subrogation available to the undersigned against Lessee or any other person liable for all or any part of Lessee's Lease obligations, or as to any security therefor, unless and until all agreements, obligations, liabilities and indebtedness under and with respect to the Lease have been fully paid and performed without possibility of disgorgement, return or rescission.

     If any payment applied by Lessor to the Lease is set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the 27 bankruptcy, reorganization or insolvency of Lessee), the Lease obligation to which the payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding the application, and this Guaranty shall be enforceable with respect to such Lease obligation as fully as if Lessor had not made the application. This Guaranty is a continuing guaranty, is binding upon the undersigned and its successors and assigns, and will inure to the benefit of Lessor and its successors and assigns. This Guaranty is governed exclusively by Indiana law, without regard to conflict of laws principles. All claims under this Guaranty will be resolved by arbitration in a manner consistent with Section 19.16 of the Lease.

Date: July ___, 1997                ANALYTICAL SURVEYS, INC.,
                                    a Colorado corporation


                                    By: __________________________________

                                    Sidney V. Corder
                                    ______________________________________
                                    Printed Signature

                                    Title    Chairman/Chief Executive Officer
                                            ---------------------------------

                                    TRACT I
                                    -------

                               LAND DESCRIPTION
                               ----------------

                                 941 BUILDING
                                 ------------

     Lots 1, 2, 3,4, and 5 in George D. Staat's Subdivision of Lots 26, 27, and 28 of the Joseph R. Praff's Subdivision of a part of Outlot 172 of the Donation Lands of the City of Indianapolis, the plat of which is recorded in Plat Book 1 page 309, in the Office of the Recorder of Marion County, Indiana, together with the West Half of the first alley East of Meridian Street from Sahm Street to St. Joseph Street vacated by Declaratory Resolution 17579, recorded January 7, 1958 in Deed Record 1690, Instrument No.1179, in the Office of the Recorder of Marion County, Indiana. Except 5 feet off the West side taken for the widening of Meridian Street.

     ALSO; Lots 29, 30 and 31 in Joseph R. Prall's Subdivision of the North part of Outlot 172 of the Donation Lands of the City of Indianapolis, the plat of which is recorded in Plat Book 1, pages 79 and 80, in the Office of the Recorder of Marion County, Indiana. Except 5 feet off the west side, taken for the widening of Meridian Street. Also, excepting that portion conveyed to the City of Indianapolis for public right of way, dated July 15,1985 and recorded August 26, 1985, as Instrument No.85-72273.

     ALSO: Lots 6, 7, and 8 in George D. Staat's Subdivision of Lots 26, 27, and 28 of J. R.Pratt's Subdivision of Outlot 172 in the City of Indianapolis, Marion County, Indiana, the plat of which is recorded in Plat Book 1, page 309, in the Office of the Recorder of Marion County, Indiana, together with the East Half of the first alley East of Meridian Street from Sahm Street to St. Joseph Street, vacated by Declaratory Resolution 17579, recorded January 7,1958 in Deed Record 1690, Instrument No.1179, in the Office of the Recorder of Marion County, Indiana.

                                   TRACT II
                                   --------

                               LAND DESCRIPTION
                               ----------------

                                   GOODRICH
                                   --------

     Part of Outlot 171 of the Donation Lands of the City of Indianapolis as per plat thereof recorded in Plat Book 1 page 97, in the Office of the Recorder of Marion County, Indiana, more particularly described as follows:

     Lot 4, and 22 feet 6 inches by parallel lines off the entire North side of Lot 5 in Joseph R. Pratt's Subdivision of Outlot 171, of the Donation Lands of the City of Indianapolis, as per plat thereof recorded in Plat Book 1, page 97, in the Office of the Recorder of Marion County, Indiana.

     Also, the strip of land 2.7 feet in width, North of and adjoining Lot 4 herein being part of St. Joseph Street, vacated, as described in Declaratory Resolution No. 17025, and recorded in Deed Record 1488, page 447, in the Office of the Recorder of Marion County, Indiana.

     Except 5 feet taken off the entire East side of the above realty for widening of Meridian Street. Subject to highways, rights-of-way, and easements.



                               LAND DESCRIPTION
                               ----------------

                                 930 BUILDING
                                 ------------


     Lot 6 and 40 feet off the South side of Lot 5 in Joseph R. Pratt's Subdivision of Outlot 171 of the Donation Lands of the City of Indianapolis, the plat of said Pratt's Subdivision is recorded in Plat Book 1, page 97, in the Office of the Recorder of Marion County, Indiana. Except 5 feet off the East side taken for the widening of Meridian Street.